CONSENT OF EXPERT

To: Wildcat Silver Corporation (the "Company")

         I, James R. Reeves, P.Geo., do hereby consent to the filing of the written disclosure of the technical report entitled "Technical Report, La Bodega Property, California-Vetas Mining District, Santander Province, Columbia" of the La Bodega Project located in Santander Province, Colombia and dated April 10, 2006 (the "Technical Report") and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F dated November 29, 2006 (the "Registration Statement") of the Company, and to the filing of the Technical Report with the United States Securities and Exchange Commission.

         I also consent to the use of my name in the Registration Statement.

Dated this 29th day of November, 2006.

By:	/s/ James R. Reeves

Name:	James R. Reeves
Title:	Professional Geologist